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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 8, 2007

Maidenform Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32568	06-1724014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

154 Avenue E Bayonne, NJ		07002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(201) 436-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 8, 2007, Maidenform Brands, Inc. (the “Company”) issued a press release announcing that its four executive officers have each informed the Company that they intend to establish separate stock trading plans in accordance with Rule 10b5- 1 of the Securities Exchange Act of 1934. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On August 10, 2007, each of these executives informed the Company that they have entered into written trading plans in accordance with their stated intention. Specifically, the four executives (and shares subject to the plans) are as follows: Thomas Ward, Chief Executive Officer and Vice Chairman (100,000 shares); Maurice Reznik, President (42,860 shares); Dorvin Lively, Executive Vice President and Chief Financial Officer (42,860 shares); and Steven Masket, Executive Vice President, General Counsel and Secretary (20,000 shares). The executives have informed the Company that they are adopting the plans to diversify their personal financial portfolios, address charitable donation obligations and exercise options scheduled to expire on December 31, 2007. The executives established their plans during an “open window” under the Company’s Insider Trading Policy. Actual transactions completed under the plans will be reported on Forms 4 filed with the Securities and Exchange Commission.

Except as may be required by law, the Company does not undertake to report modifications, terminations, transactions or other activities under the trading plans described above or the establishment of any trading plans of any officer or director in the future.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press Release entitled “Maidenform Brands, Inc. Executives Intend to Adopt Rule 10b5-1 Trading Plans.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIDENFORM BRANDS, INC.

Date: August 10, 2007	By:	/s/ Steven N. Masket
Name: Steven N. Masket
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit

99.1	Press Release entitled “Maidenform Brands, Inc. Executives Intend to Adopt Rule 10b5-1 Trading Plans.”